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                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made as of December 11, 1997 by and between CRUSADER SAVINGS BANK, FSB, a federally chartered savings bank (the "Bank"), and JOSEPH T. CROWLEY (the "Employee").




                  1.       Employment, Duties and Acceptance.

                           1.1      The Bank, which has engaged Crusader Holding
Corporation, a Pennsylvania Corporation (the "Company"), to oversee the Bank's business, hereby agrees to employ the Employee for the Term (as hereinafter defined) to devote substantially all his business time to the Bank as President thereof, and to perform such duties as Employee shall reasonably be directed to perform by the Board of Directors of the Bank (the "Board") or the President of the Company. The Employee agrees to abide by all rules and policies of the Bank as they are adopted and changed from time to time with prior notice to the Employee.

                           1.2      The Employee hereby accepts such employment
and agrees to render the services described above.

                  2.       Term of Employment.

                           2.1      Subject to the provisions of Section 4 of
this Agreement, the term of the Employee's employment under this Agreement (the "Term") shall commence on the date of this Agreement and continue for a period of three (3) years.

                           2.2      At the completion of the Term, the agreement
shall renew automatically from year to year (each year subsequent to the completion of the Term, a "Renewal Term"), unless either party provides notice otherwise to the other party, in accordance with Section 8 hereof, sixty (60) days in advance of the completion of the Term or any Renewal Term.

                  3.       Compensation.

                           3.1      The Employee shall be entitled to an annual
salary of $100,000, payable bi-weekly or on such other payroll cycle the Bank uses for its employees.



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                           3.2      (a) The Employee shall be entitled to an
eight (8) percent increase in his annual salary effective as of July 1, 1999.


                                    (b)  The Employee shall be entitled to a six
(6) percent increase in his annual salary at the beginning of the first Renewal Term and a four (4) percent increase in his annual salary at the beginning of each subsequent Renewal Term.

                           3.3      The Employee shall be entitled to receive an
annual bonus in such amount and on such other terms as may be determined by the Board in its sole discretion.

                           3.4      The Bank shall, at its expense, provide all
materials reasonably necessary for Employee to perform the services required by this Agreement during the Term. Upon presentation of expense statements or vouchers and such other supporting information as the Bank may reasonably require under established Bank policy, the Employee will be entitled to reimbursement for the cost of any such materials actually purchased by the Employee with his own funds.

                           3.5      The Employee shall be entitled to a monthly
automobile allowance of $500 during the Term or any Renewal Term.

                           3.6      The Employee shall be entitled to four (4)
weeks annual paid vacation time.

                           3.7      The Employee shall participate in any
employee fringe benefit programs offered by the Company or the Bank to the extent that all officers of the Bank participate in such programs (or decline to so participate).

                  4.       Termination.

                           4.1      This Agreement is subject to termination as
follows:

                                    (a)     If the Employee shall die during the
Term, this Agreement shall automatically terminate.

                                    (b)   If during the Term the Employee shall
become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for a period of three
(3) consecutive months, the Bank may, by written notice to the Employee, terminate the Term of the Employee's employment hereunder. Notwithstanding such disability, the Bank shall continue to pay the Employee the

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compensation provided for hereunder, if any, up to and including the last day of the calendar month in which such termination occurs.

                                    (c)   The Bank may, by written notice to the
Employee, terminate the Term or any Renewal Term of Employee's employment hereunder upon the occurrence of any of the following events, which events shall constitute "Cause" for termination: (i) the Employee engages in conduct involving deceit, fraud, theft or other dishonesty; (ii) the Employee engages in willful misconduct; (iii) the Employee fails or refuses to properly follow in any material respect the lawful directions of the Board or the President of the Company, which failure or refusal is not corrected within thirty (30) days following receipt of written notice of such failure or refusal; (iv) the Employee materially breaches or fails to perform his obligations under this Agreement which breach or failure is not corrected within thirty (30) days following receipt of written notice of such breach or failure; or (v) the Employee is convicted of a felony.

                           4.2      Notwithstanding the termination of this
Agreement pursuant to the terms of this Section 4, and notwithstanding anything to the contrary that may be contained herein, the Employee shall be entitled to all compensation required to be paid by the Bank under this Agreement, if any, the right to which shall have accrued prior to the date of any such termination, regardless of the fact that actual payment thereof may be due and owing to the Employee after such termination date.

                  5.       Severance Compensation.

                           5.1      In the event the Bank shall terminate the
Employee without "Cause", as defined in Section 4.1(c) hereof, the Employee shall be entitled to severance compensation ("Severance Compensation") as follows:

                                    (a) If the Employee is terminated during the
first (1st) year of the Term, the Employee shall receive ongoing Severance Compensation in the amount equal to the salary of the Employee at the time of termination for two (2) years following the termination date;

                                    (b) If the Employee is terminated during the
second (2nd) or third (3rd) year of the Term or during any Renewal Term, the Employee shall receive ongoing Severance Compensation in the amount equal to the salary of the Employee at the time of termination for one (1) year; and


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                                    (c)     If the Employee is terminated at the
completion of the third (3rd) year of the Term or any Renewal Term, the Employee shall receive Severance Compensation in the amount of the annual salary of the Employee at the time of termination for six (6) months.

                           5.2      Severance Compensation shall be paid in bi-
weekly or, at the Bank's option, semi-monthly installments.

                           5.3     Notwithstanding anything to the contrary that
may be contained herein, the Bank shall discontinue any Severance Compensation provided for herein if the Employee violates any provision of Section 6 hereof.

                  6.       Restrictive Covenants.

                           6.1      Upon termination of Employee's employment,
the Employee hereby agrees that he shall not, for a period set forth in Section
6.2 hereof following such termination, directly or indirectly, without the express written consent of the Bank: (a) engage as an agent, employee, partner, officer, director, stockholder, proprietor, owner or otherwise for any person, firm, corporation or organization in any aspect of the business of the Bank or the Company in the relevant market area of the Bank; (b) solicit the Bank's or the Company's employees to terminate their employment with the Company, the Bank, and/or any subsidiary or affiliate of the Bank or Company, or (c) solicit business from customers or suppliers then under contract with the Bank or the Company and/or any subsidiary or affiliate of the Bank or the Company.

                           6.2    (a)   If the Employee is terminated during the
first (1st) year of the Term, Section 6.1 shall apply for a period of two (2) years;

                                  (b) If the Employee is terminated during any
other year of the Term or any Renewal Term, or at the end of the Term or any Renewal Term, Section 6.1 shall apply for a period of one (1) year; and

                                  (c) Notwithstanding anything to the contrary
that may be contained herein, if the Bank shall terminate the Employee without "Cause", as defined in Section 4.1(c) hereof, Section 6.1 shall apply for a period of six (6) months.

                           6.4      If any of the covenants contained in this
Section 6, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder

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of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in this Section 6, or any part thereof, are held to be unenforceable because of the duration of such provision on the scope of the subject matter thereof or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision and, in its reduced form, said provision shall thus be enforceable.

                  7. Employee Representation. The Employee hereby represents and warrants that his employment by the Company will not cause him to be in violation of any non-competition or restrictive covenant which would, if enforceable, restrict his ability to continue as an employee of the Company and to perform his duties hereunder.

                  8. Notices. All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally, or mailed first-class, postage prepaid, by registered or certified mail (notices sent by mail shall be deemed to have been given on the date sent), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                  If to the
                  Bank:                     Crusader Savings Bank
                                            c/o Crusader Holding Corporation
                                            1230 Walnut Street
                                            Philadelphia, Pennsylvania 19107
                                            Attention:  Bruce A. Levy
                                            President

                  If to the
                  Employee:                 Joseph T. Crowley
                                            2 Jessica Way
                                            Media, PA  19063

                  9.       General.

                           9.1      This Agreement shall be governed by and
construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

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                           9.2      The article and section headings contained
herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                           9.3    This Agreement, and the Employee's rights and
obligations hereunder, are personal and may not be assigned by the Employee. The Bank may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the Bank hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

                           9.4      This Agreement may be amended, modified,
superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereby shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first above written.


                                            CRUSADER SAVINGS BANK, FSB


                                            By:   /s/ Jeff Hanusin
                                                ------------------------------
                                            Name:  Jeff Hanusin
                                            Title: Vice President-Treasure




                                             /s/  JOSEPH T. CROWLEY
                                            -------------------------------
                                            JOSEPH T. CROWLEY



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